Exhibit (i)


                               CONSENT OF COUNSEL

                             Gabelli Gold Fund, Inc.

            We hereby consent to being named in the Statement of Additional Information included in Post-Effective Amendment No.11 (the "Amendment") to the Registration Statement on Form N-1A (Securities Act File No. 33-79180, Investment Company Act File No. 811-8518) of Gabelli Gold Fund, Inc. (the "Fund") under the caption "Counsel" and to the Fund's filing a copy of this Consent as an exhibit to the Amendment.

                                           /s/ Willkie Farr & Gallagher
                                               Willkie Farr & Gallagher

December 16, 2002

New York, New York